                               FLUOROPHARMA, INC.
                          (a development stage company)

                          AUDITED FINANCIAL STATEMENTS

                        AS OF DECEMBER 31, 2006 AND 2005
                                       AND
                        FOR THE YEARS THEN ENDED AND FOR
                      THE PERIOD JUNE 13, 2003 (INCEPTION)
                      THROUGH DECEMBER 31, 2006 (UNAUDITED)

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
INDEPENDENT AUDITOR'S REPORT ............................................      2
FINANCIAL STATEMENTS

   Notes to Financial Statements ........................................   7-32

[RUCCI, BARDARO & BARRETT PC LOGO]
Certified Public Accountants and Business Advisors

To the Directors and Stockholders
FLUOROPHARMA, INC. (a development stage company)
Boston, Massachusetts

                          INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying balance sheets of FLUOROPHARMA, INC. (the
"Company") as of December 31, 2006 and 2005 and the related statements of operations, changes in stockholders' deficit and cash flows for the years then ended. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures of the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31,
2006 and 2005 and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the
United States of America.

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. As discussed in NOTE A to the financial statements, the Company's recurring losses from operations, stockholders' deficiency and working capital deficiency raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in NOTE A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                        /s/ Rucci, Bardaro & Barrett, PC
                                        ----------------------------------------
                                        Rucci, Bardaro & Barrett, PC
                                        Certified Public Accountants

June 29, 2007

919 Eastern Avenue, Malden, MA 02148 Tel (781) 321-6065 Fax (781) 321-7747
7 Main Street Atkinson, NH 03811 Tel (603) 362-8383 Fax (603) 362-5299

[Russell Bedford LOGO] A MEMBER OF RUSSELL BEDFORD INTERNATIONAL WITH AFFILIATED
OFFICES WORLDWIDE

                FLUOROPHARMA, INC. (a development stage company)

                                 BALANCE SHEETS

                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                      2006          2005
                                                  -----------   -----------
                                     ASSETS
CURRENT ASSETS
   Cash                                           $   175,488   $    23,432
   Deposits and prepaid expenses                      122,539         4,684
                                                  -----------   -----------
      TOTAL CURRENT ASSETS                            298,027        28,116
                                                  -----------   -----------
EQUIPMENT
Office equipment                                        9,246            --
Machinery and equipment                                10,218            --
                                                  -----------   -----------
                                                       19,464            --
   Less: accumulated depreciation                      (2,501)           --
                                                  -----------   -----------
      EQUIPMENT - NET                                  16,963            --
                                                  -----------   -----------
OTHER ASSETS
License agreements                                     71,677        54,594
Website development costs                               9,814            --
Loan receivable - stockholder                             508           508
                                                  -----------   -----------
      TOTAL OTHER ASSETS                               81,999        55,102
                                                  -----------   -----------
TOTAL ASSETS                                      $   396,989   $    83,218
                                                  ===========   ===========
                      LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
   Bank overdrafts                                $        --   $     1,280
   Accounts payable                                   235,110       152,240
   Accrued liabilities                                 66,009       214,819
   Note payable - stockholder                         250,000            --
                                                  -----------   -----------
      TOTAL CURRENT LIABILITIES                       551,119       368,339
                                                  -----------   -----------
STOCKHOLDERS' DEFICIT
   Preferred stock                                         --           288
   Common stock                                         3,220         1,798
   Additional paid-in capital                       2,862,586       733,515
   Deficit accumulated in the development stage    (3,019,936)   (1,020,722)
                                                  -----------   -----------
      TOTAL STOCKHOLDERS' DEFICIT                    (154,130)     (285,121)
                                                  -----------   -----------
TOTAL LIABILITIES AND
STOCKHOLDERS' DEFICIT                             $   396,989   $    83,218
                                                  ===========   ===========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                        3

                FLUOROPHARMA, INC. (a development stage company)

                            STATEMENTS OF OPERATIONS

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

                                                                            JUNE 13,
                                                                              2003
                                                                          (INCEPTION)
                                                                          TO DECEMBER
                                                   2006         2005        31, 2006
                                               -----------   ----------   -----------

REVENUES                                       $        --   $       --   $        --
                                               -----------   ----------   -----------
OPERATING EXPENSES
   General and administrative (including
      stock based expense of $391,431,
      $200,532 and $591,963, respectively)         951,861      581,021     1,705,572
   Research and development (including
      stock based expense of $49,225, $8,245
      and $85,343, $57,470 respectively)         1,047,359      106,555     1,314,370
                                               -----------   ----------   -----------
      TOTAL OPERATING EXPENSES                   1,999,220      687,576     3,019,942
                                               -----------   ----------   -----------
OPERATING LOSS                                  (1,999,220)    (687,576)   (3,019,942)
                                               -----------   ----------   -----------
OTHER INCOME (EXPENSE)
   Interest income                                   1,100           --         1,100
   Interest expense                                 (1,094)          --        (1,094)
                                               -----------   ----------   -----------
      TOTAL OTHER INCOME                                 6           --             6
                                               -----------   ----------   -----------
Loss before income taxes                        (1,999,214)    (687,576)   (3,019,936)
   Provision for income taxes                           --           --            --
                                               -----------   ----------   -----------
NET LOSS                                       $(1,999,214)  $ (687,576)  $(3,019,936)
                                               ===========   ==========   ===========
LOSS PER COMMON SHARE - BASIC AND DILUTED      $     (0.68)  $    (0.38)
                                               ===========   ==========
WEIGHTED AVERAGE SHARES OUTSTANDING
   BASIC AND DILUTED                             2,955,393    1,797,500
                                               ===========   ==========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                        4

                FLUOROPHARMA, INC. (a development stage company)

                       STATEMENTS OF STOCKHOLDERS' DEFICIT

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

                                         PREFERRED STOCK          COMMON STOCK                                          TOTAL
                                      --------------------   ---------------------      ADDITIONAL     ACCUMULATED   STOCKHOLDERS'
                                       SHARES    PAR VALUE     SHARES    PAR VALUE   PAID-IN CAPITAL     DEFICIT        DEFICIT
                                      --------   ---------   ---------   ---------   ---------------   -----------   -------------

Issuance of common stock                    --        --     1,797,500     $1,798       $       --     $        --    $     1,798
Issuance of preferred stock            137,500       138            --         --          274,862              --        275,000
Net loss                                    --        --            --         --               --        (333,146)      (333,146)
                                      --------     -----     ---------     ------       ----------     -----------    -----------
BALANCE, DECEMBER 31, 2004             137,500       138     1,797,500      1,798          274,862        (333,146)       (56,348)
Issuance of preferred stock for
   contract termination                 25,000        25            --         --           49,975              --         50,000
Issuance of preferred stock            125,000       125            --         --          249,875              --        250,000
Issuance of stock options to
   non-employees                            --        --            --         --          158,803              --        158,803
Net loss                                    --        --            --         --               --        (687,576)      (687,576)
                                      --------     -----     ---------     ------       ----------     -----------    -----------
BALANCE, DECEMBER 31, 2005             287,500       288     1,797,500      1,798          733,515      (1,020,722)      (285,121)
Issuance of common stock for
   consulting                               --        --        16,425         16           23,472              --         23,488
Conversion of Series A preferred
   stock to common stock              (287,500)     (288)      287,500        288               --              --             --
Issuance of common stock to induce
   conversion of preferred stock to
   common stock                             --        --        22,905         23              (23)             --             --
Issuance of common stock options to
   investor                                 --        --     1,096,170      1,095        1,564,927              --      1,566,022
Issuance of common stock options
   to employees                             --        --            --         --           28,806              --         28,806
Issuance of stock options
   to non-employees                         --        --            --         --          511,889              --        511,889
Net loss                                    --        --            --         --               --      (1,999,214)    (1,999,214)
                                      --------     -----     ---------     ------       ----------     -----------    -----------
BALANCE, DECEMBER 31, 2006                  --     $  --     3,220,500     $3,220       $2,862,586     $(3,019,936)   $  (154,130)
                                      ========     =====     =========     ======       ==========     ===========    ===========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                        5

                FLUOROPHARMA, INC. (a development stage company)

                            STATEMENTS OF CASH FLOWS

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

                                                                                     JUNE 13,
                                                                                       2003
                                                                                   (INCEPTION)
                                                                                        TO
                                                                                     DECEMBER
                                                            2006         2005       31, 2006
                                                         -----------   ---------   -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
NET LOSS                                                 $(1,999,214)  $(687,576)  $(3,019,936)
Adjustments to reconcile net loss to net cash used for
   operating activities:
      Amortization expense                                     8,495       5,406        13,903
      Depreciation expense                                     2,501          --         2,501
      Issuance of common stock for consulting                 23,488          --        23,488
      Non-cash fair value of stock options issued
         to non-employees for consulting                     511,889     158,803       670,692
      Expenses related to employee stock options              28,806          --        28,806
      Expenses paid by issuance of preferred stock                --      50,000        50,000
Changes in operating assets and liabilities:
   (Increase) decrease in:
      Deposits and prepaid expenses                         (117,855)     (4,683)     (122,539)
   Increase (decrease) in:
      Bank overdrafts                                         (1,280)      1,280            --
      Accounts payable                                        82,872     116,530       235,110
      Accrued liabilities                                   (148,810)    160,220        66,009
                                                         -----------   ---------   -----------
NET CASH USED FOR OPERATING ACTIVITIES                    (1,609,108)   (200,020)   (2,051,966)
                                                         -----------   ---------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition cost of license agreements                    (25,000)    (60,000)      (85,000)
   Costs for website development                             (10,394)         --       (10,394)
   Purchases of property and equipment                       (19,464)         --       (19,464)
                                                         -----------   ---------   -----------
NET CASH USED FOR OPERATING ACTIVITIES                       (54,858)    (60,000)     (114,858)
                                                         -----------   ---------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of note - related party            250,000          --       250,000
   Advances to stockholder                                        --          --          (508)
   Proceeds from sale of common stock                      1,566,022          --     1,567,820
   Proceeds from sale of preferred stock                          --     250,000       525,000
                                                         -----------   ---------   -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                  1,816,022     250,000     2,342,312
                                                         -----------   ---------   -----------
NET INCREASE (DECREASE) IN CASH                              152,056     (10,020)      175,488
CASH - BEGINNING                                              23,432      33,452            --
CASH - ENDING                                            $   175,488   $  23,432   $   175,488
                                                         ===========   =========   ===========
SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash PAID for interest                                $       108   $      --   $       108
                                                         ===========   =========   ===========
   Cash PAID for income taxes                            $        --   $      --   $        --
                                                         ===========   =========   ===========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                       6

                FLUOROPHARMA, INC. (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE A - NATURE OF OPERATIONS

     FLUOROPHARMA, INC., a privately-held molecular imaging company headquartered in Boston, Massachusetts, engages in the discovery, development and commercialization of proprietary diagnostic imaging products. The company's initial focus is the development of novel positron emission tomography (PET) imaging agents for the efficient detection and assessment of acute and chronic forms of coronary artery disease (CAD).

     The accompanying financial statements have been prepared assuming that the
     Company will continue to operate as a going concern, including the realization of its assets and settlement of its liabilities at their carrying values in the ordinary course of business for the foreseeable future. However, substantial doubt about the Company's ability to continue as a going concern has been raised because the Company has experienced significant operating losses, negative cash flows from operations since inception and has not established any revenue sources. The Company has sustained cumulative losses of approximately $3 million and $1 million through December 31, 2006 and 2005, respectively and has a working capital deficit of approximately $253,000 and $340,000 as of those dates, respectively. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary if the Company is unable to continue as a going concern.

     The ability of the Company to continue to operate as a going concern is primarily dependent upon the ability of the Company to generate the necessary financing to effectively produce and market FLUOROPHARMA, INC.'S products at competitive prices, to establish profitable operations and to generate positive operating cash flows. On March 10, 2006, the Company entered into an Investment Agreement (the "Agreement") with QUANTRX
     BIOMEDICAL CORPORATION (the "Investor"), pursuant to which the Investor has agreed to invest approximately $1,566,000 in the Company and where the
     Company and the Investor intend for the Investor to acquire a majority interest in the Company through a series of staged investments, which will take the form of cash investments by the Investor in the Company at increasing valuations, with the Investor participating in each staged investment being at the Investor's sole discretion. See NOTE C - RELATED
     PARTY TRANSACTIONS.

NOTE B - DEVELOPMENT STAGE OPERATIONS

     The Company was formed on June 13, 2003. The Company sold 1,070,000 shares of common stock to the founder and current Chairman of the Company.
     Research and development activities began during 2003. Operations subsequent to the formation of the Company have consisted of research and development of commercially viable product(s) that meet the standards of and are approved by the Food and Drug Administration, raising capital and attracting qualified advisors and personnel to further advance the
     Company's goals. The Company has approximately 25 stockholders.

                                        7

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE B - DEVELOPMENT STAGE OPERATIONS - CONTINUED

     The Company is organized as a C corporation for income tax purposes.
     Accordingly, the Company pays federal and state income taxes on any profits and retains losses to be offset against any future taxable profits.
     Dividends are paid at the discretion of the Board of Directors; however, the Company has never declared a dividend and has no intention of declaring a dividend in the foreseeable future. The Company currently intends to retain any earnings for the operation and expansion of the business. The
     Company's continued need to retain any earnings for operations and expansion is likely to limit the Company's ability to pay future cash dividends.

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and contingencies at the date of the financial statements. Actual results could differ from those estimates.

     Concentrations of Credit Risk

     The Company places its available cash with a high quality financial institution in amounts, which may exceed current federal deposit insurance limits. Senior management continuously reviews this institution for financial stability.

     Property and Equipment

     The cost of property, plant and equipment is depreciated over the estimated useful lives of the assets. Depreciation is computed using the straight-line and accelerated methods. The cost and related accumulated depreciation of property, plant and equipment sold or otherwise disposed of are removed from the related accounts and the resulting gains or losses are reflected in income. Expenditures for normal maintenance and repairs are expensed while major betterments are capitalized.

     Financial Instruments

     The Company's financial instruments consist of cash and various licensing agreements. The estimated fair value of these financial instruments approximates their carrying value at December 31, 2006 and 2005. The estimated fair values have been determined through information obtained from market sources and management estimates. The Company does not have any derivative or other financial instruments.

     Compensated Absences

     Employees of the Company are entitled to paid vacation days depending on job classification, length of service and other factors. It is impracticable to estimate the amount of compensation for future absences and, accordingly, no liability has been recorded in the accompanying financial statements. The Company's policy is to recognize the costs of compensated future absences when actually paid to employees.

                                       8

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

     Recent Accounting Pronouncements

     In February 2006, FASB issued SFAS No. 155, Accounting for Certain Hybrid
     Financial Instruments. SFAS No. 155 amends SFAS No. 133, Accounting for
     Derivative Instruments and Hedging Activities, and SFAS No. 140, Accounting
     for Transfers and Servicing of Financial Assets and Extinguishments of
     Liabilities. SFAS No. 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September
     15, 2006. SFAS No. 155 is not expected to have a material effect on the financial position or results of operations of the Company.

     In June 2006, the FASB issued Interpretation No. 48, Accounting for
     Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109
     ("FIN 48"), which clarifies the accounting for uncertainty in income taxes recognized in financial statements in accordance with FASB No. 109,
     Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company does not expect the adoption of this pronouncement to have a material effect on the financial position or results of operations of the Company.

     Income Taxes

     Deferred tax assets and liabilities are recognized based on temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the years in which the temporary differences are expected to reverse. A valuation allowance is applied against net deferred tax assets if, based on available evidence, it is more likely than not that some or all of the deferred assets will not be realized.

     Research and Development

     The cost of research and development is charged to expense as incurred.
     Development expenses include the cost to register and maintain patents.

                                        9

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

     Stock Option/Warrants

     The Company accounts for stock option/warrant awards granted to officers, directors and employees under the recognition and measurement principles of
     SFAS No. 123(R), Share Based Payment, utilizing the "modified prospective"
     method as described in SFAS No. 123(R). The accounting standard is effective January 1, 2006. The Company has elected to apply the principles of the standard to its financial statements beginning with its fiscal year beginning January 1, 2005.

     In the "modified prospective" method, compensation cost is recognized for all share-based payments granted after the effective date and for all unvested awards granted prior to the effective date. In accordance with
     SFAS No. 123(R), prior period amounts were not restated. SFAS No. 123(R)
     also requires the tax benefits associated with these share-based payments to be classified as financing activities in the Statement of Cash Flows, rather than operating cash flows as required under previous regulations.
     There was no effect to the Company's financial position or results of operations, as of and for the year ended December 31, 2005, as a result of the adoption of this Standard.

     Prior to January 1, 2005, the Company did not have any stock based compensation that was required to be accounted for in accordance with
     Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to
     Employees and related interpretations.

NOTE D - RELATED PARTY TRANSACTIONS

     Loan Receivable - stockholder

     As of December 31, 2006 and 2005, a loan was receivable from two stockholders. The loans are payable on demand, are non-interest bearing and are full recourse. As of December 31, 2006 and 2005, the balance of the loans was $508.

     Investment Agreement

     As previously described, on March 10, 2006, the Company entered into the
     Agreement with the Investor for the issuance of 1,096,170 shares of the
     Company's common stock (the "Common Stock") and the issuance of an option to purchase an additional 260,000 shares of the Company's common stock at an exercise price of $0.75 per share (the "Option"), in exchange for investment of $1,566,023 (the "Payment Amount") by the investor in the
     Company. The intent of the parties is for the investor to acquire a majority interest in the Company through a series of staged investments, which will take the form of cash investments by the investor in the Company at increasing valuations, with the investor participating in each staged investment at the investor's sole discretion.

     The Chief Executive Officer of the Investor is also a member of the
     Company's Board of Directors.

                                       10

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE D - RELATED PARTY TRANSACTIONS - CONTINUED

     The significant terms of the Agreement are as follows:

     (a) The Company will credit the Investor, toward the Payment Amount, with an amount equal to $250,000 already paid to the Company.

     (b) The Investor shall wire $750,000 upon closing of the Agreement and
     $500,000 within 120 days of the closing. If the second payment amount is not made, then the Investor's Option terminates and the Investor loses its rights, under the Agreement, with respect to participation on the Company's
     Board of Directors.

     (c) Two (2) days subsequent to the investment of the $500,000 described above, the Company will deliver a stock certificate representing 350,000 shares of common stock.

     (d) If the Investor fails to make all of the aforementioned payments, (i)
     the Investor loses all rights to make future investments in the Company under the Agreement, (ii) the Investor loses all rights under its Option,
     (iii) the Investor loses its right to Board of Directors representation and all other rights under the Agreement and the Amended and Restated
     Investor's Rights Agreement, excluding those rights that accrue by virtue of its ownership of shares of common stock on the same basis as any other stockholder of the Company and those rights with respect to representations, warranties and indemnifications under the Agreement.

     (e) Stage 2 investment - (i) upon successful completion of a Phase I Trial for any compound, the Investor shall be entitled to receive, for an investment of $1,250,000, shares of the Company's common stock that constitutes one-third of the percentage of the issued and outstanding capital stock of the Company on a fully diluted and as converted basis, as set forth under the Agreement; (ii) upon completion of a Phase I Trial for a second compound, the Investor shall be entitled to receive, for an investment of $1,250,000, shares of the Company's common stock as set forth under the Agreement; (iii) upon completion of a Phase I Trial for a third compound, the Investor shall be entitled to receive, for an investment of
     $1,250,000, shares of the Company's common stock as set forth under the
     Agreement. The Investor may invest in any compound but is not obligated to invest in all of the compounds.

     (f) Stage 3 investment - (i) upon the completion of a Phase II Trial for any compound, the Investor shall be entitled to receive, in exchange for an investment of $1,250,000, shares of the Company's common stock as set forth under the Agreement; (ii) upon completion of a Phase II Trial for a second compound, the Investor shall be entitled to receive, for an investment of
     $1,250,000, shares of the Company's common stock as set forth under the
     Agreement; (iii) upon the completion of a Phase II Trial for a third compound, the Investor shall be entitled to receive, in exchange for an investment of $1,250,000, shares of the Company's common stock as set forth under the Agreement. The Investor may invest in any compound; however, the
     Investor is not obligated to invest in all of the compounds.

                                       11

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE D - RELATED PARTY TRANSACTIONS - CONTINUED

     (g) Stage 4 investment - After the Investor has invested at least
     $9,000,000 in the Company, the Investor shall have the right to purchase all of the shares of the Company's common stock as set forth in the Amended and Restated Investors' Rights Agreement.

     (h) Acceleration of Investments - the Investor shall have the right to accelerate the timing of any of its investments so that at any time during the term of the Agreement, the Investor may purchase shares of the
     Company's common stock as previously described.

     (i) Issuance of Options - prior to a Stage 2 investment, the Company is permitted to issue options to purchase the Company's common stock to employees, consultants, advisors, and directors under the Stock Option Plan
     (the "Plan"); however, the Company shall only be permitted to issue options to purchase shares of the Company's common stock that equals 1.5% of the issued and outstanding shares of capital stock on a fully diluted and as converted basis. After any Stage 2 investment and prior to any Stage 3 investment, the Company shall only be permitted to issue options to purchase shares of the Company's common stock that equals 0.5% of the issued and outstanding shares of capital stock of the Company on a fully diluted and as converted basis, for each $1,250,000 investment. After any
     Stage 3 investment and prior to any Stage 4 investment, the Company shall be permitted to issue options for the purchase of shares of the Company's common stock that equals 0.5% of the issued and outstanding shares of capital stock on the Company on a fully diluted and as converted basis, for each $1,250,000 investment. Options may not be issued except in accordance with the Agreement and with an exercise price less than $1.43 without the prior consent of the Investor. The Company shall be permitted to issue additional options as an incentive to certain new employees, consultants, advisors, and directors that are mutually agreed to by the Investor and the
     Company.

     Note payable - stockholder

     On December 13, 2006, the Company executed a $250,000 Promissory Note (the
     "Note") with the Investor. Significant terms of the Note are as follows:

     Payment - the full principal balance, together with all accrued and unpaid interest, shall be, (i) at the option of the Note holder, credited (on a dollar for dollar basis) towards any further investment by the Investor under the Agreement or (ii) paid in full by the Company on March 31, 2007
     (the "Maturity Date"). The Investor will notify the Company, in writing, on or before February 28, 2007, of its election under (i) or (ii) as previously discussed.

     Prepayments - The outstanding balance of the Note may not be paid, in full or in part, in advance of the Maturity Date.

                                       12

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE D - RELATED PARTY TRANSACTIONS - CONTINUED

     Interest - The stated rate of interest on the Note is 8% per year and accrues on the outstanding principal (excluding accrued and unpaid interest) of the Note. Accrued and unpaid interest becomes part of the outstanding balance upon the Investors election under (a)(i) or (a)(ii)
     above. Overdue principal, interest, fees or other amounts due under the
     Note shall be payable on demand and bear interest at the rate of 12% per year. Interest is calculated based on the number of actual days elapsed and the daily interest computation is based on 365 or 366 days per year, as applicable. As of December 31, 2006, the Company incurred interest expense of $986 related to this note. The balance of $986 is included in accrued liabilities on the balance sheet. See NOTE G - ACCRUED LIABILITIES.

     Events of Default - The Note contains customary events of default and includes: (i) the Company failing to pay any principal of or interest on this Note within three (3) business days of when due; (ii) admit in writing or otherwise fails to pay its debts and obligations as they come due; (iii)
     initiation of any bankruptcy proceeding, voluntary or involuntary, including the application for the appointment of or consent to the appointment of a receiver, the winding-up or liquidation of the Company which continues undismissed or unstayed for sixty (60) days, admission of material allegations of a petition filed in conjunction with any aforementioned court proceeding, any general assignment for the benefit of creditors; (iv) the rendering of any monetary judgment equaling or exceeding $500,000 and either enforcement action has been taken or if any stay of enforcement by reason of pending appeal or otherwise is not in effect; (v) taking any corporate action to effect, or having any court decree issued approving or ordering, any of the foregoing; (vi) the rendering of any or all of the Note valid, binding and/or enforceable or the declaration by the Company of the same; (vii) breach of the Agreement of any other Transaction Document (as defined in the Agreement) by the
     Company; (viii) the illegality or becoming illegal of the Company to comply, in full or in part, with any terms of the Note.

     Rental Arrangement

     Beginning in March 2006, the Company began renting office space from a company that is a related party. The Company is a related party by virtue of the fact that the company is a shareholder and holds options for the purchase of 162,000 shares of the Company's common stock and one of the founders, the managing partner of the company, is related to the Company's founder and chairman. See NOTE K COMMITMENTS.

     License agreements - stockholder

     The Company entered into license agreements with its Chief Executive
     Officer and founder for certain patent rights. The agreements call for annual license fees to be paid by the Company to the stockholder in exchange for the granting of patent rights where the Company would have the sole exclusive, worldwide, royalty bearing rights. The agreements call for the stockholder to receive additional payments and royalties as the Company develops and implements these patents.

                                       13

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE E - LICENSE AGREEMENTS

     The Company has entered into patent license agreements with a local hospital for the licensing of certain patent rights. These licenses are capitalized and amortized over the expected terms of the respective agreements (9 years). The Company has also entered into an agreement with a contract research and development company for testing services. Although the stated term of the agreement is 15 years, the Company is amortizing the upfront license fee over 5 years as the Company expects that the testing services for current projects will occur within that time frame.

     As of December 31, 2006 and 2005, the balances of the Company's license agreements were as follows:

                                           2006       2005
                                         --------   -------
     Patent license agreements           $ 60,000   $60,000
     Contract research and development     25,000        --
                                         --------   -------
                                           85,000    60,000
        Less: accumulated amortization    (13,323)   (5,406)
                                         --------   -------
                                         $ 71,677   $54,594
                                         ========   =======

NOTE F - WEBSITE DEVELOPMENT COSTS

     The Company has capitalized the costs incurred in connection with the initial development of its website, www.fluoropharma.com. These costs are being amortized over 3 years. Costs incurred in connection with the website subsequent to the website going live are expensed as incurred. Costs incurred in connection with the re-design, re-building or total replacement of the website would also be capitalized and amortized in accordance with
     Company policy.

     As of December 31, 2006 and 2005, the balances of website development costs were as follows:

                                           2006    2005
                                         -------   ----
     Website development costs           $10,394    $--
        Less: accumulated amortization      (580)    --
                                         -------    ---
                                         $ 9,814    $--
                                         =======    ===

                                       14

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE G - ACCRUED LIABILITIES

     At December 31, 2006 and 2005, accrued liabilities consist of the following:

                                                  2006      2005
                                                -------   --------
     Consulting fees and directors' fees        $    --   $ 80,988
     Legal fees                                  31,023     73,831
     Miscellaneous general and administrative    12,000     12,000
     Related party interest expense                 986         --
     Scientific Advisory Board fees              22,000     48,000
                                                -------   --------
                                                $66,009   $214,819
                                                =======   ========

NOTE H - CAPITAL STOCK

     Number of Shares Authorized

     Under the Company's charter, 10,000,000 shares of $0.001 par value common stock and 700,000 shares of $0.001 par value "Series A" preferred stock were authorized as of December 31, 2004. As of December 31, 2004, 1,797,500
     shares of common stock and 137,500 shares of preferred stock were issued and outstanding. As of December 31, 2005 1,797,500 of common shares and
     287,500 of preferred stock were issued and outstanding. As of December 31,
     2006 3,220,500 shares of common stock and no shares of preferred stock were issued and outstanding.

     COMMON STOCK

     General

     The voting, dividend and liquidation rights of the holders of common stock are subject to and qualified by the rights of the holders of the preferred stock of any series as may be designated by the Company's Board of
     Directors upon any issuance of the preferred stock of any series.

     Voting

     At all meetings of the stockholders (and in actions in lieu of meetings), the holders of common stock are entitled to one vote for each share held.
     There shall be no cumulative voting.

     Dividends

     Dividends may be declared and paid on common stock from funds lawfully available therefore as and when determined by the Company's Board of
     Directors and subject to any preferential dividend rights of any then outstanding preferred stock.

     Liquidation, Dissolution or Winding Up

     Upon the liquidation, dissolution or winding up of the Company, or in the event of its insolvency, whether voluntary or involuntary, holders of common stock will be entitled to receive all assets of the Company available for distribution to its stockholders, subject to any preferential rights of any then outstanding preferred stock.

                                       15

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE H - CAPITAL STOCK - CONTINUED

     Transactions Occurring in Shares of Common Stock

     During 2005, the Company did not issue any shares of its common stock.
     During the year ended December 31, 2006, the following transactions occurred with respect to the Company's common stock:

     During 2006, as payment for a consulting contract with the Company, the
     Company issued 16,425 shares of its common stock, valued at $1.43 a share, to the consultant. The fair value of these shares was calculated to be
     $23,488.

     On March 10, 2006, in connection with the closing of the agreements between the Company and all preferred stockholders, the Company issued 22,905 shares of common stock to its holders of Preferred Stock as an inducement to convert their shares of Preferred Stock to common stock. These shares were issued in conjunction with the execution of a separate common stock purchase agreement and considered a cost of raising capital, therefore resulting in a memorandum entry only, as conversion was a requirement for the execution of the separate definitive agreement.

     On March 10, 2006, in connection with the closing of an agreement between the Company and all preferred stockholders, the Company exchanged 287,500 shares of common stock for all of the outstanding shares (287,500) of
     Preferred Stock in a one-to-one stock swap.

     On March 10, 2006, in connection with the closing of an agreement between the Company and an investor, the Company issued 1,096,170 shares of common stock to the Investor, valued at $1.43 per share, for an aggregate investment in the Company by the Investor of $1,566,022.

     As a result of the aforementioned transactions, 3,220,500 and 1,797,500, respectively, shares of the Company's common stock were issued and outstanding at December 31, 2006 and 2005.

     COMMON STOCK WARRANTS

     As of December 31, 2004, the Company had outstanding common stock warrants for the purchase of 27,500 shares of common stock with an exercise price of
     $3.00 per share. All of these warrants were issued in conjunction with the issuance of preferred stock pursuant to the execution of certain definitive stock purchase agreements.

     During 2005, common stock warrants for the purchase 25,000 shares of common stock with an exercise price of $3.00 per share were issued in conjunction with the issuance of preferred stock pursuant to the execution of certain definitive stock purchase agreements.

     During 2006, common stock warrants for the purchase 57,500 shares of common stock with an exercise price of $1.43 per share were issued in conjunction with the conversion of all issued and outstanding preferred stock. These warrants were issued in conjunction with the execution of a separate common stock purchase agreement and considered a cost of raising capital, therefore resulting in a memorandum entry only, as conversion was a requirement for the execution of the separate definitive agreement.

                                       16

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE H - CAPITAL STOCK - CONTINUED

     PREFERRED STOCK

     General

     As described above, the Company is authorized to issue 700,000 shares of
     $0.001 par value preferred stock. Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution(s) providing for the issue of such series as adopted by the Company's Board of Directors as hereinafter provided. Any share of the preferred stock redeemed, purchased or acquired by the Company may be reissued except as otherwise provided by law or the Company's Certificate of Incorporation (the "Certificate"), as
     amended from time to time. Different series of preferred stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

     Description and Designation of "Series A" Preferred Stock

     DESIGNATION

     All of the Company's preferred stock shall be designated the "Series A
     Convertible Preferred Stock" (the "Preferred Stock").

     DIVIDENDS

     Dividends accrue at the rate of 7.20% per year on each share of Preferred
     Stock outstanding on the last day of the Company's fiscal year. The dividends are paid annually only by the issuance of shares of the Company's common stock. The number of shares of common stock to be issued in satisfaction of the obligation to pay such dividends in any year to any holder of Preferred Stock shall equal the product of (i) the number of shares of Preferred Stock held by such holders, (ii) 7.20% and (iii) a fraction, the numerator of which is the number of days during such fiscal year that said shares of Preferred Stock were outstanding and the denominator of which shall be the number of days in such fiscal year. Upon conversion or redemption of all shares of the Preferred Stock, as described below, or upon the consummation of an initial public offering of the
     Company's common stock, all rights to such dividends on such shares of
     Preferred Stock shall terminate.

                                       17

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE H - CAPITAL STOCK - CONTINUED

     LIQUIDATION, DISSOLUTION OR WINDING UP

     Treatment

     In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to the Preferred Stock holder of any share of common stock or any other class or series of capital stock of the
     Company designated to be junior to the Preferred Stock, and subject to the liquidation rights and preferences of any class or series of preferred stock designated to the senior to, or on parity with, the Preferred Stock, the holders of each share of Preferred Stock shall be entitled to be paid first out of the assets of the Company available for distribution to holders of the Company's capital stock of all classes whether such assets are capital, surplus or earnings, an amount (the "Liquidation Preference")
     equal to $2.00 per share of the Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Preferred Stock.

     Insufficient Funds

     If, upon such liquidation, dissolution or winding up, the assets or surplus of the Company to be distributed to the Preferred Stock holders shall be insufficient to permit payment to such holders of the full Liquidation
     Preference and all other preferential amounts payable with respect to the
     Preferred Stock, the assets available for payment or distribution to such holders shall be allocated among the Preferred Stock holders in proportion to the full respective preferential amounts to which each such holder of any share of Preferred Stock is entitled.

     Certain Transactions Treated as Liquidations

     At the election of 66.67% of the outstanding holders of Preferred Stock,
     (i) any acquisition of the Company by means of merger or other form of corporate reorganization with or into another corporation in which transaction the outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the other corporation or its subsidiary, and in which transaction the Company is not the surviving entity, and, as a result of which transaction, the stockholders of the Company own less than 50% of the voting power of the surviving entity (other than a mere reincorporation transaction), or (ii) a sale, transfer or lease (other than a pledge or grant of a security interest, or a sale and leaseback, to a bona fide lender) of all or substantially all of the assets of the Company (other than to or by a wholly-owned subsidiary of the Company), shall be treated as a liquidation, dissolution or winding up of the Company and shall entitle the holders of the Preferred Stock to receive at the closing of any such transaction their
     Liquidation Preference and any other amounts to which they would be entitled on account of a liquidation, dissolution or winding up as provided.

                                       18

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE H - CAPITAL STOCK - CONTINUED

     Distribution of Property

     Whenever the distribution provided for shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as reasonable determined by the Board of Directors.

     VOTING POWER

     Except as otherwise provided or required by law, each holder of the
     Preferred Stock shall be entitled to vote on all matters, and shall be entitled to that number of votes equal to the largest number of whole shares of common stock into which such holder's shares of Preferred Stock could be converted at the record date for the determination of stockholders entitled to vote on such matter, or, if no such record date is established, at the date such vote is taken or any written consent of the stockholders is solicited. Except as otherwise provided or required by law, the holders of shares of the Preferred Stock and common stock shall vote together as a single class on all matters.

     CONVERSION TO COMMON STOCK

     General

     Subject to and in compliance with the provisions of the Certificate, as amended and restated from time to time, any or all shares of the Preferred
     Stock may be converted at any time, at the option of the holder thereof, into fully-paid and non-assessable shares of common stock, except that, upon any liquidation of the Company, the right of conversion shall terminate at the close of business on the business day fixed for payment of the amounts distributable on the Preferred Stock. The number of shares of common stock to which a holder of the Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying the
     Series A Conversion Rate (the "Conversion Rate"), as defined, by the number of shares of the Preferred Stock being converted at the time.

     Applicable Conversion Rate

     The Conversion Rate in effect at any time for the Preferred Stock shall be the quotient obtained by dividing $2.00 by the Series A Applicable
     Conversion Value (the "Conversion Value"), calculated as provided.
     Initially, the Conversion Rate shall be one (1), and each share of the
     Preferred Stock shall initially be convertible into one (1) share of common stock.

     Conversion Value

     The Conversion Value in effect from time to time with respect to the
     Preferred Stock, except as adjusted, shall be $2.00.

                                       19

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE H - CAPITAL STOCK - CONTINUED

     Adjustment to the Conversion Value

     (1) Anti-Dilutive Adjustments

     (A) Upon Dilutive Issuances of Common Stock

     If, while there are any shares of Preferred Stock outstanding, the Company shall issue or sell shares of its common stock without consideration or at a price per share less than the Conversion Value in effect immediately prior to such issuance or sale, the Conversion Value shall be adjusted effective upon such issuance or sale, except as provided, so as to be equal to the product of the Conversion Value in effect immediately prior to such adjustment multiplied by a fraction constituted as follows: (a) the numerator of such fraction shall be (i) the number of shares of common stock outstanding immediately prior to the issuance or sale of such additional shares of common stock (calculated on a fully-diluted, fully-converted basis, assuming the issuance of all shares of common stock upon the exercise or conversion of all then exercisable common stock equivalents (the "CSEs"), plus (ii) the number of shares of common stock that the net aggregate consideration, if any, received by the Company for the total number of such additional shares of common stock so issued would purchase at the Conversion Value in effect immediately prior to such issuance or sale; (b) the denominator of such fraction shall be (i) the number of shares of common stock outstanding immediately prior to the issuance or sale of such additional shares of common stock (calculated on a fully-diluted, fully-converted basis, assuming the issuance of all shares of common stock upon the exercise or conversion of all then exercisable
     CSEs), plus (ii) the number of such additional shares of common stock so issued.

     These provisions may be waived in any instance (without the necessity of convening any meeting of the stockholders of the Company) upon the written consent of the holders of more than 50% of the outstanding shares of the
     Preferred Stock.

     (B) Upon Dilutive Issuances of Warrants, Options and Purchase Rights, etc.

     (i) Common Stock Equivalents

                                       20

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE H - CAPITAL STOCK - CONTINUED

     The issuance or sale at such time of any CSEs shall be deemed an issuance of common stock if the Net Consideration Per Share (the "Consideration")
     that may be received by the Company for such common stock shall be less that the Conversion Value in effect at the time of such issuance or sale.
     "CSEs" means any warrants, options, subscription or purchase rights with respect to shares of common stock and any securities convertible into or exercisable or exchangeable for shares of common stock, or any warrants, options, subscription or purchase rights with respect to such convertible, exercisable or exchangeable securities. Any obligation, agreement or undertaking to issue or sell CSEs at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Conversion Value shall be made upon the issuance or sale of any shares of common stock that are issued pursuant to the exercise, conversion or exchange of any CSEs if any adjustment shall previously have been made upon the issuance of any such common stock equivalents as provided. Should the Consideration of such securities be decreased from time to time, then upon the effectiveness of each such change, the Conversion Value will be that which would have been obtained
     (i) had the adjustments made upon the issuance of such CSEs been made upon the basis of the Consideration Price of such securities, and (ii) had adjustments made to the Conversion Value since the date of issuance of such common stock equivalents been made to such Conversion Value as adjusted.
     Any adjustment of the Conversion Value that related to CSEs shall be disregarded, in whole or in part, as applicable, if, as, and when all, or such portion, of such CSEs expire or are cancelled without being exercised, so that the Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Conversion Value in effect at the time of the issuance of the expired or cancelled CSEs, with such additional adjustments as would have been made to the Conversion Value had the expired or cancelled CSEs not been issued.

     (ii) Net Consideration per Share

     The Consideration which may be received by the Company from the issuance or sale of such CSEs means the amount equal to (i) the sum of the total amount of consideration, if any, received by the Company for the issuance or sale of such CSEs, plus the minimum amount of consideration, if any, payable to the Company upon exercise, conversion or exchange thereof, divided by (ii)
     the aggregate number of shares of common stock that would be issued if all such CSEs were exercised, exchanged or converted. The Consideration which may be received by the Company from the issuance or sale of such CSEs shall be determined in each instance as of the date of issuance or sale of such
     CSEs without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such CSEs.

                                       21

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE H - CAPITAL STOCK - CONTINUED

     (C) Stock Dividends for Holders of Capital Stock other than common stock

     If the Company shall make or issue to any holders of any capital stock of the Company other than holders of common stock, or shall fix a record date for the determination of holders of any capital stock of the Company other than holders of common stock entitled to receive, a dividend or other distribution payable in common stock or securities of the Company convertible into, exercise for or otherwise exchangeable for the common stock of the Company, then such common stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration of $2.00, except for (i) dividends payable in shares of common stock payable pro rata to holders of the Preferred Stock and to holders of any other class of stock (whether or not paid to holders of any other class of stock) or (ii) with respect to the Preferred Stock, dividends payable in shares of the Preferred Stock, provided that holders of any shares of the Preferred Stock shall be entitled to receive, in lieu of dividends of the Preferred Stock, such shares of common stock for which the shares of the Preferred Stock are then convertible.

     (D) Consideration other than cash

     If a part or all of the consideration received by the Company in connection with the issuance of common stock or the issuance of any other securities consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined by the Board of
     Directors of the Company.

     (E) Exceptions to Anti-Dilution

     Exception to the anti-dilution provisions shall not apply under any circumstances that constitute an "Extraordinary Common Stock Event (the
     "Extraordinary Event") as described below. Further, the anti-dilution provisions shall not apply to the issuance or sale of:

          a.   shares of common stock issued upon the conversion of any shares of the Preferred Stock;

          b.   securities issued upon the conversion or exercise of any
               debenture, warrant, option or otherwise convertible security that was outstanding at the time of the issuance of the Preferred
               Stock or that was issued to the holders of the Preferred stock in conjunction with the issuance of the Preferred Stock or that was issued pursuant to any placement agent agreement in connection with the issuance of the Preferred Stock;

          c.   shares of common stock issued or issuable as a dividend or other distribution on the Preferred Stock;

          d.   up to an aggregate of 1,442,000 shares of common stock (or options to purchase such shares of common stock) issued or issuable to officers, employees or directors of, or advisors or consultants to, the Company pursuant to any stock purchase or option plan or stock bonus arrangement or other equity incentive plan as approved by the Company's Board of Directors.

          e.   securities issuable pursuant to a public offering by the Company;

          f.   any securities issued by the Company in connection with any strategic alliance, development, marketing, promotion, joint venture, leasing or licensing agreement;

                                       22

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE H - CAPITAL STOCK - CONTINUED

          g.   any securities issued by the Company in connection with any customer relationship or the establishment of any credit
               facilities for the Company;

          h.   any securities issued by the Company in connection with any acquisition;

          i.   any shares of common stock or CSEs issued or issuable with the consent of the holders of at least a majority of the then
               outstanding shares of Preferred Stock; and

          j.   debt securities with no equity feature.

     Upon the occurrence of an Extraordinary Event, the Conversion Value shall be adjusted, simultaneously with the happening of such Extraordinary Event, by multiplying the Conversion Value by a fraction, the numerator of which shall be the number of shares of common stock outstanding immediately prior to such Extraordinary Event and the denominator of which shall be the number of shares of common stock outstanding immediately after such
     Extraordinary Event. The product so obtained shall thereafter be the
     Conversion Value. The Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any other Extraordinary Event. An
     Extraordinary Event shall mean (i) the issue of additional shares of common stock as a dividend or other distribution on outstanding shares of common stock, (ii) a subdivision of outstanding shares of common stock into a greater number of shares of common stock, (iii) a combination or reverse stock split of outstanding shares of common stock into a smaller number of shares of common stock or (iv) a reclassification of the outstanding shares of common stock.

     Automatic Conversion

     (i) Mandatory Conversion of the Preferred Stock

     Immediately upon (i) the closing of an underwritten public offering pursuant to an effective registration statement filed pursuant to the
     Securities Act of 1933, as amended, covering the offer and sale of common stock for the account of the Company from which the Company actually received gross proceeds equal to or greater than $10,000,000 (calculated before deducting underwriter's discounts or commissions and offering expenses), and in which the price per share of common stock equals or exceeds $4.00 (such price subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Company), (ii) the effective date of the conversion of 66.67% of the outstanding shares of the Preferred Stock in common stock pursuant to the election of the holders thereof set forth in a written notice to the Company to convert such Preferred Stock into common stock, or (iii) upon the date that fewer than 33.34% of the shares of the Preferred Stock shall be converted automatically into the number of shares of common stock into which such shares of Preferred Stock are then convertible, as of the effectiveness of such underwritten public offering or the stated date of approval of such holders of the Preferred Stock without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent.

                                       23

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE H - CAPITAL STOCK - CONTINUED

     (ii) Surrender of Certificates upon Mandatory Conversion

     Upon the occurrence of any conversion event as previously specified, the holders of the Preferred Stock, upon notice from the Company, shall surrender the certificates representing such shares at the office of the
     Company or its transfer agent for the common stock. Upon surrender, the
     Company shall issue and deliver certificate(s) for the number of shares of common stock into which the shares of the Preferred Stock were convertible on the date that such conversion occurred. The Company shall not be obligated to issue said certificate(s) unless either certificate(s)
     evidencing the Preferred Stock being converted are delivered to the Company or any such transfer agent, or the holder notifies the Company that said certificate(s) have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. Upon the occurrence of the conversion events previously specified, all rights with respect to the
     Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of common stock) will terminate, except for the rights of the holders thereof, upon the surrender of their certificate(s) therefore, to receive said certificate(s) for the number of shares of common stock into which such Preferred Stock has been converted, and payment of any unpaid dividends thereon.

     Dividends

     If the Company shall make or issue, or shall fix a record date for the determination of holders of common stock entitled to receive, a dividends or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the common stock payable in (i) securities of the Company other than shares of common stock or (ii) assets (excluding cash dividends or distributions), provision shall be made so that the holders of the Preferred Stock shall receive, upon conversion thereof and in addition to the number of shares of common stock receivable thereupon, the number of securities or such other assets of the Company that they would have received had the Preferred Stock been converted into common stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or such other assets receivable by them during such period, giving application to all other adjustments called for during such period with respect to the rights of the holders of the Preferred Stock, except that no such adjustment shall be made if the holders of the Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of the Preferred Stock had been converted on the date of such event.

                                       24

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE H - CAPITAL STOCK - CONTINUED

     Reorganization, Merger, Consolidation or Sale of Assets

     If at any time or from time to time there shall be a capital reorganization of the common stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere or a merger or consolidation of the Company with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Company or the acquisition by the Company of another business when the Company survives as a going concern) or the sale of all or substantially all of the Company's capital stock or assets to any other person, then, as part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive, upon conversion of the Preferred
     Stock, the per share kind and amount of consideration received or receivable (including cash) upon such merger, consolidation or sale, to which such holder would have been entitled if such holder had converted its shares of Preferred Stock immediately prior to such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of these provisions to the end that these provisions (including adjustment of the Conversion Value then in effect and the number of shares of common stock or other securities issuable upon conversion of such shares of the Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Preferred Stock.

     Certificate as to Adjustments; Notice by Company

     In each case of adjustment or readjustment of the Conversion Rate, the
     Company will furnish each holder of the Preferred Stock with a certificate, prepared by the Treasurer or Chief Financial Officer of the Company,
     showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

     Exercise of Conversion Privilege

     To exercise its conversion privilege, a holder of Preferred Stock shall surrender the certificate(s) representing the shares being converted to the
     Company at its principal office, and shall give written notice to the
     Company at that office that such holder elects to convert such shares. Such notice shall also state the name(s) (with address(es)) in which the certificate(s) for shares of common stock issuable upon such conversion are to be issued. The certificate(s) for shares of the Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank. The date when such written notice is received by the Company, together with the certificate(s) representing the shares of the Preferred Stock being converted shall be the "Conversion
     Date." As promptly as practicable after the Conversion Date, the Company shall issue and deliver to the holder the shares of the Preferred Stock being converted, or another person on its written order, such certificate(s) as it may have requested for the number of whole shares of common stock issuable upon the conversion of such shares of common stock issuable upon the conversion of such shares of the Preferred Stock, and cash, in respect of any fraction of a share of common stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of the
     Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of common stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of the shares of common stock represented thereby.

                                       25

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE H - CAPITAL STOCK - CONTINUED

     Cash in Lieu of Fractional Shares

     No fractional share of common stock or scrip representing fractional shares shall be issued upon the conversion of shares of the Preferred Stock.
     Instead of any fractional shares of common stock that would otherwise be issuable upon the conversion of the Preferred Stock, the Company shall pay to the holder of the Preferred Stock that was converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the common stock (as reasonably determined by the Board of Directors) at the close of business on the
     Conversion Date. The determination of whether or not any fractional shares are issuable to any holder shall be based on the aggregate number of shares being converted by such holder at such time and not upon each share of the
     Preferred Stock being converted.

     Partial Conversion

     If some but not all of the shares of Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the
     Company, a new certificate representing the number of shares of Preferred
     Stock that were not converted.

     Reservation of Common Stock

     The Company shall at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of common stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock
     (including any shares of Preferred Stock represented by any warrants, options, subscription or purchase rights for Preferred Stock). If at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock (including any shares of Preferred Stock represented by any warrants, options, subscriptions or purchase rights for such Preferred
     Stock), the Company shall take such action as may be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purpose.

     No reissuance of Preferred Stock

     No share of Preferred Stock acquired by the Company by reason of purchase, conversion or otherwise shall be reissued and all such shares shall be cancelled, retired and eliminated from the shares that the Company shall be authorized to issue. The Company shall take such appropriate corporate action from time to time as may be necessary to reduce the authorized number of shares of the Preferred Stock on account of such cancellation, retirement and elimination.

     REDEMPTION

     Neither the Company nor any of the holders of Preferred Stock shall have the right to redeem, or cause to be redeemed, any shares of the Preferred
     Stock.

                                       26

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE H - CAPITAL STOCK - CONTINUED

     At any time when shares of Preferred Stock are outstanding, except when the vote or written consent of the holders of a greater number of shares of the
     Company is required by law or the Certificate, and in addition to any other vote required by law, without the written consent of the holders of more than 50% of the then outstanding Preferred Stock (with each share being entitled to one vote) given in writing or by vote at a meeting, consenting or voting (as applicable) separately as a class, the Company will not amend its Certificate or bylaws if such amendment would materially and adversely affect any of the rights, preferences, privileges of or limitations provided for herein for any shares of Preferred Stock. Without limiting the generality of the foregoing, the Company will not amend its Certificate or bylaws without the approval of more than 50% of the then outstanding shares of Preferred Stock to; (i) increase or decrease (except retirement following conversion) the authorized number of shares of Preferred Stock or reissue shares of Preferred Stock previously converted; or (ii) materially and adversely affect the liquidation preferences, dividend rights or voting rights of the holders of Preferred Stock; or (iii) pay any dividends on the common stock at a time when there exists any accrued or unpaid dividends with respect to any shares of Preferred Stock still outstanding.

     NO DILUTION OR IMPAIRMENT

     The Company, by amendment of its Certificate or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, will not avoid or seek to avoid the observance or performance of any of the terms of the
     Preferred Stock, but will at all times assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Preferred
     Stock against dilution or other impairment.

     NOTICES OF RECORD DATE

     In the event of (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any rights to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the
     Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person, or (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (x) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (y) the date on which any such reorganization, reclassification, recapitalization, merger, consolidation, transfer, dissolution, liquidation or winding up is expected to become effective, and (z) the time, if any, that is to be fixed as to when the holders of record of common stock (or other securities) shall be entitled to exchange their shares of common stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, merger, consolidation, transfer, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least twenty (20) days prior to the earlier of (i) the date specified in such notice on which such record is to be taken and (ii) the date specified in such notice on which such action is to be taken.

                                       27

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE H - CAPITAL STOCK - CONTINUED

     ISSUE TAX

     The issuance of certificates for shares of common stock upon conversion of the Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, but the Company shall not be required to pay any tax in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the
     Preferred Stock that is being converted.

     WAIVER

     Any of the rights of the holders of the Preferred Stock set forth herein may be waived by the affirmative vote of the holders of a majority of the shares of the Preferred Stock then outstanding.

     Transactions Occurring in Shares of Preferred Stock

     During 2005, the Company terminated an advisory-contract, which resulted in the issuance of 25,000 shares of series A Preferred Stock. These shares of
     Preferred Stock were valued at $2.00 per share, resulting in a fair value of $50,000.

     During 2005, the Company issued 125,000 shares of series A Preferred Stock to investors pursuant to a stock purchase agreement. The shares were sold at $2.00 per share, resulting in proceeds to the Company of $250,000.

     On March 10, 2006, in connection with the Agreement entered into on March
     11, 2006 between the Company and all preferred stockholders, the Company exchanged all of the outstanding shares of Preferred Stock (287,500) in a one to one stock swap for shares of the Company's common stock. In addition to the 287,500 shares of common stock issued upon conversion, the Company issued 22,905 additional shares of common stock to these stockholders as an inducement to convert.

     As a result of the aforementioned transactions, the Company had - 0 - and
     287,500 issued or outstanding shares of series A Preferred Stock as of
     December 31, 2006 and 2005, respectively.

     STOCK OPTIONS

     Description

     On January 1, 2004, the Company adopted its Equity Incentive Plan (the
     "Plan") which provides for the grant by the Company of options or other equity interests in the Company to employees, officers, directors, consultants, and advisors of the Company (the "Eligible Participants"), to purchase up to 560,000 shares of the Company's common stock, at an exercise price as determined by the Company's Board of Directors and for a term of up to no more than ten years after the date of grant. Effective September
     1, 2006, pursuant to Board ratification, the stock option plan pool was increased to allow for the issuance of 932,000 shares of the Company's common stock. Generally, the Board of Director's determined the options vesting term; however, option grants designated as "Incentive Stock
     Options" (the "ISO") may be exercised for up to 25% of the total number of shares under the ISO on the first anniversary of the grant date and for an additional 6.25% of the total number of shares under the ISO on the last day of each three month period following the first anniversary date until
     100% of the total number of shares under the ISO have vested by the fourth anniversary of the date of grant.

                                       28

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE H - CAPITAL STOCK - CONTINUED

     Transferability

     Except as otherwise determined, option awards cannot be sold, assigned, transferred, pledged or otherwise encumbered by the grantee, either voluntarily or by law, except by will or the laws of descent and distribution, and only during the life of the Eligible Participant shall the options be exercisable. The Board of Directors shall determine the effect on the option grant of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of the
     Eligible Participant and the extent to which, and the period during which, the Eligible Participant or their legal representative, conservator, guardian or designated beneficiary, may exercise rights under the award.

     Acquisition of Company

     The Board of Directors (or other applicable decision making body) of the surviving or acquiring entity shall make the appropriate provision for the continuation of the outstanding option grants by the Company or the assumption of such option grants by the surviving or acquiring entity and by substituting, on an equitable basis for the shares subject to the option grants (i) the consideration payable with respect to the outstanding shares of common stock in connection with the acquisition, (ii) shares of stock of the surviving or acquiring entity or (iii) such other securities as the
     Board of Directors (or other decision making body, as applicable) deems appropriate which shall not materially differ from the fair market value of the shares of common stock subject to the option grants immediately prior to the acquisition.

     In addition to or in lieu of the foregoing, the Company may (i) offer, in writing, to affected option holder, that one or more options must be exercised, to the extent permissible, within a specified number of days after the date of the notice, after which the options shall terminate; or,
     (ii) terminate one or more of the options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to the outstanding option grant over the exercise price.

     Assumption of Options upon Certain Events

     In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the
     Board of Directors may grant option awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate. The substitute option grants shall be made on terms and condition as the Board of Directors deems appropriate under the circumstances.

     Parachute Awards

     If, in connection with an acquisition, a tax is imposed on the Eligible
     Participant under the Internal Revenue Code (the "Code") in effect at the time of the acquisition, then the number of options awards that shall become exerciseable, realizeable or vested shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Eligible Participant. Option grants not becoming accelerated, realizeable or vested are referred to as the "Parachute Awards."

                                       29

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE H - CAPITAL STOCK - CONTINUED

     If the aggregate present value (as defined in the Plan) of the Parachute
     Awards would exceed the tax imposed on the Eligible Participant under the
     Code in connection with the acquisition, the option awards shall become immediately exercisable, realizable and vested.

     Withholding

     Each Eligible Participant shall pay to the Company, or make satisfactory provisions for the payment of, taxes as required by law to be withheld in connection with the option grants no later than the date of the event creating the tax liability. The Board of Directors may allow Eligible
     Participants to satisfy such obligations in whole or in part by the transferring shares of common stock, including those retained from the option grant creating the tax obligation, valued at fair market value. The
     Company, to the extent permitted by law, may deduct any such tax obligations from any payment of any kind otherwise due to the Eligible
     Participant.

     Acceleration

     The Board of Directors may provide at any time that any option grant shall become immediately exercisable, in full or in part, that any restricted stock award shall be free of some or all restrictions, or that any other stock-based awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the option grant as an ISO.

     Issuances of Stock Options

     On February 28, 2005, April 1, 2005 and June 1, 2005, the Company's Board
     of Directors granted options to various consultants to purchase 200,000,
     20,000 and 10,000 shares of common stock, respectively, at exercise prices of $0.20, $0.25 and $0.20 per share, respectively. These options are exercisable for periods of seven, seven and ten years, respectively.

     The fair value of these options was estimated at the date of grant using the Black-Sholes option pricing model with the following assumptions for fiscal year 2005: risk-free interest rate of 3.91% to 4.29%; no dividend yield; an expected life of the options of 7 to 10 years; and a volatility factor of 128.37% to 136.65%. As a result of this transaction, the Company recorded $158,803 of non-cash consulting expense for the year ended
     December 31, 2005.

     During 2006, the Company's Board of Directors granted various options to various employees, consultants and advisors to purchase an aggregate of
     431,500 shares of the Company's common stock at exercise prices of $1.00 and $1.43. These options were either fully vested on their respective grant dates or vested generally over a one or two service period, at the end of which the options vested, provided that the grantee was still providing services to the Company on the anniversary date.

                                       30

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE H - CAPITAL STOCK - CONTINUED

     The fair value of these options was estimated at the date of grant using the Black-Sholes option pricing model with the following assumptions for fiscal year 2006: risk-free interest rate of 4.51% to 5.14%; no dividend yield; an expected life of the options of 7 to 10 years; and a volatility factor of 120.17% to 166.31%. As a result of these transactions, the
     Company recorded $28,806 of stock-based compensation to employees and
     $411,849 of stock-based consulting expense for the year ended December 31,
     2006. Additionally, several immediately vested options granted to non-employees resulted in $100,039 of prepaid consulting at December 31,
     2006.

     Option plan activity for 2006 and 2005 is summarized as follows:

                                                        WEIGHTED
                                                         AVERAGE
                                               TOTAL      PRICE
                                              -------   --------
     Options outstanding, January 1, 2005          --     $  --
        Granted                               230,000      0.20
        Exercised                                  --        --
        Forfeited                                  --        --
                                              -------     -----
     Options outstanding, December 31, 2005   230,000      0.20
        Granted                               431,500      1.22
        Exercised                                  --        --
        Forfeited                                  --        --
                                              -------     -----
     Options outstanding, December 31, 2006   661,500     $0.87
                                              =======     =====

     In addition to the outstanding stock option plan options, as previously described, on March 10, 2006, the Company entered into the Agreement with the Investor for the issuance of 1,096,170 shares of the Company's common stock (the "Common Stock") and the issuance of an option to purchase an additional 260,000 shares of the Company's common stock at an exercise price of $0.75 per share (the "Option"), in exchange for investment of
     $1,566,023 (the "Payment Amount") by the investor in the Company. This issuance of the stock option in conjunction with the investment agreement was approved by the Board of Directors to fall outside the scope of the stock option plan and this individual option issuance was ratified by the
     Board.

NOTE I - INCOME TAXES

     In accordance with Statement of Financial Accounting Standards No. 109,
     "Accounting for Income Taxes" (FAS 109), the Company recognizes deferred tax assets or liabilities for the future tax expense arising from the different methods of recognition for certain items of income and expense for financial statement and income tax reporting purposes. Amounts presented on the balance sheet represent the net amount of deferred tax assets and liabilities recognized during the year.

                                       31

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE I - INCOME TAXES - CONTINUED

     At December 31, 2006 and 2005, the Company had deferred tax assets calculated at an expected blended rate of 38% of approximately $912,000 and
     $323,000 respectively, principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the deferred tax asset, a valuation allowance equal to the deferred tax asset has been established at December 31, 2006 and 2005.

     At December 31, 2006, the Company has net operating loss carryforwards of approximately $2,400,000, which expire in the years 2023 through 2026. The net change in the allowance account was an increase of $589,000 for the year ended December 31, 2006.

NOTE J - COMMITMENTS

     Beginning in March 2006, the Company began renting office space from a related party as a tenant at will. Under the arrangement, the Company paid
     $2,000 per month until October 2006 for the rented office space. The rent paid increased to $4,000 in October 2006 when the Company increased the amount of office space that it rented from the related party. There is no formal operating lease arrangement.

     For the years ended December 31, 2006 and 2005, rent expense was $26,000 and $0, respectively.

     At December 31, 2006 the Company had commitments for consulting agreements related to clinical trials of $244,676 and for capital expenditures related to the purchase of a modular lab in the amount of $67,500. At December 31,
     2005 the Company had no material commitments.

NOTE K - EARNINGS PER SHARE

     The Company computes net income (loss) per common share in accordance with
     SFAS No. 128, "Earnings per Share." Net income (loss) per share is based upon the weighted average number of outstanding common shares and the dilutive effect of common share equivalents, such as options and warrants to purchase common stock, convertible preferred stock and convertible notes, if applicable, that are outstanding each year. Basic and diluted earnings per share were the same at the reporting dates of the accompanying financial statements, as including common stock equivalents in the calculation of diluted earnings per share would have been antidilutive.

     As of December 31, 2006, the Company had outstanding common stock options of 921,500 and common stock warrants of 110,000, and no convertible preferred shares or preferred warrants. The above options and warrants were deemed to be antidilutive for the Company's year end of December 31, 2006.

     As of December 31, 2005, the Company had outstanding common stock options of 230,000 and common stock warrants of 52,500, convertible preferred shares of 137,500 convertible into 137,500 common shares in total. The above options, warrants, and convertible securities were deemed to be antidulitive for the Company's year end of December 31, 2005.

                                       32

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE L - SUBSEQUENT EVENTS

     Issuance of Stock Options

     From January 1, 2007 through May 1, 2007, the Company issued options for the purchase of 115,000 shares of the Company's common stock at an exercise price of $1.43, with an estimated value of $157,252.

     The fair value of these options was estimated at the date of grant using the Black-Sholes option pricing model with the following assumptions for fiscal year 2007: risk-free interest rate of 4.56% to 4.68%; no dividend yield; an expected life of the options of 10 years; and a volatility factor of 120.17% to 123.38%.

     Change in Majority Stockholder

     On April 13, 2007, upon closing the Stage 2 transactions as described in the Agreement, an investor became the majority stockholder of the Company.
     Prior to April 13, 2007, the majority stockholder was the founder and
     Chairman of the Company.

     Upon becoming the majority stockholder, the Investor can avail itself of certain and various rights including representation on the Board of
     Directors and other rights that accrue by virtue of being the majority stockholder of the Company.

                                       33